certification

Jordan Ruddy, President, and Jerry Novack, Treasurer of Total Income+ Real Estate Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                              Treasurer

Total Income+ Real Estate Fund                            Total Income+ Real Estate Fund

/s/ Jordan Ruddy                                                  /s/ Jerry Novack

Jordan Ruddy, President                                        Jerry Novack, Treasurer

Date: 12/9/16                                                        Date: 12/9/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Total Income+ Real Estate Fund and will be retained by the Total Income+ Real Estate Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.